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                                                                       Exhibit 5
                                                                       ---------


                  LEGAL OPINION OF CLIFFORD M. SLADNICK, ESQ.


                                                           July 2, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:       St. Paul Bancorp, Inc.
          Beverly Bancorporation 1994 Incentive Stock Option Plan
          Beverly Bancorporation 1997 Incentive Stock Option Plan
          Post-Effective Amendment to Registration Statement on Form S-8

Gentlemen and Ladies:

     As Senior Vice President, General Counsel and Corporate Secretary to St. Paul Bancorp, Inc., a Delaware corporation ("St. Paul Bancorp"), I am familiar with its corporate affairs and particularly with the corporate proceedings relating to the Agreement and Plan of Merger between St. Paul Bancorp, Inc. and Beverly Bancorporation, Inc. (the "Merger Agreement") and the Beverly Bancorporation 1994 Incentive Stock Option Plan and the Beverly Bancorporation 1997 Incentive Stock Option Plan (the "Plans").

     Based upon the above, I am of the opinion that the shares of common stock, par value $0.01 per share, of St. Paul Bancorp to be issued pursuant to the terms of the Merger Agreement and the Plans have been duly authorized and, upon payment therefore in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 of the Post-Effective Amendment to Registration Statement No. 333-50133 on Form S-8, which is being filed by St. Paul Bancorp with the Securities and Exchange Commission to register the shares of common stock to be offered pursuant to the Plans.


                                       Very truly yours,

                                       /s/ Clifford M. Sladnick
                                       Senior Vice President
                                       General Counsel and Corporate Secretary